UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2006

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13582	51-0363307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2006, Speedway Motorsports, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement dated May 16, 2003, as amended (the “Credit Agreement”), among the Company and certain of its subsidiaries and related parties, the various lenders identified on the signature pages thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent for the Lenders, Wachovia Bank, N.A., as Syndication Agent, Calyon New York Branch and SunTrust Bank, as the Documentation Agents, and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders.

The parties amended the Credit Agreement for the purpose of providing the Company with requested flexibility with respect to permitted investments in certain of its subsidiaries. Pursuant to the Fourth Amendment, the Company will be permitted to invest up to $50,000,000, in the aggregate, in certain of it subsidiaries.

Item 8.01 Other Events.

The Company would like to clarify that Tom E. Smith, the Company’s Lead Independent Director and Chairman of the Nominating/Corporate Governance Committee (the “Committee”) is, pursuant to the Committee’s Charter, the director who presides over the executive sessions of the Company’s non-management, independent directors. This specific disclosure was inadvertently omitted from the Company’s Notice of Meeting and Proxy Statement for its 2006 Annual Meeting (the “Notice”), and should have been made in the Notice in accordance with the rules of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.
(Registrant)

Date: May 19, 2006	By:	/s/ William R. Brooks
William R. Brooks
Executive Vice President and Chief
Financial Officer